UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 1, 2006
Date of Report (Date of earliest event reported)

REVELSTOKE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Kent Street, White Rock, British Columbia, Canada	V4B 4T2
(Address of principal executive offices)	(Zip Code)

604.240.8072
Registrant's telephone number, including area code

14977 21st Avenue, Surrey, British Columbia, Canada, V4A 8G3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01        Other events

Revelstoke Industries, Inc. (the "Company") clarifies that, in accordance with the Company's most recent Current Report on Form 8-K filed on May 1, 2006, the record date for the Company's existing forward stock split by way of stock dividend, on a 42 new shares for one old basis (the "Forward Stock Split"), is indeed May 1, 2006 and not May 1, 2007 as inadvertently referenced therein.

In this regard, and in furtherance of the Company's most recent Current Report, the Company confirms that the Forward Stock Split is being implemented by way of a stock dividend whereby shareholders will receive 41 common shares of the Company for each common share held. The stock dividend will be payable on May 5, 2006 to common shareholders of record at the close of business on May 1, 2006. The total number of common shares outstanding as of May 1, 2006 was 400,000. Adjusting for the Forward Stock Split, the total number of common shares outstanding will be 16,800,000 common shares after the completion of the Forward Stock Split with the same par value of $0.001 per common share. There will be no corresponding change to the Company's current authorized share capital which consists of 50,000,000 common shares with a par value of $0.001 per common share.

Shareholders should retain their existing share certificates and not return their share certificates to the Company's transfer agent. Share certificates representing the Forward Stock Split by way of stock dividend will be mailed out on or about May 5, 2006 to registered shareholders as of the record date.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Forward Stock Split and has neither approved nor disapproved the contents of this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Not applicable.

(b)     Pro forma Financial Information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

2.

(d)     Exhibits.

Not applicable.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REVELSTOKE INDUSTRIES, INC.
DATE: May 4, 2006	By: /s/ Marcus Johnson ___________________________________ Marcus Johnson President, CEO and a Director

__________

4.